Exhibit 99.1

For Immediate Release
Jones Apparel Group, Inc.
Investor Contact:	John T. McClain, Chief Financial Officer Jones Apparel Group (212) 642-3860
Media Contacts:	Joele Frank and Sharon Stern Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

JONES APPAREL GROUP, INC. REPORTS 2008 FIRST QUARTER RESULTS

New York, New York - April 30, 2008 - Jones Apparel Group, Inc. (NYSE: JNY) today reported results for the first quarter ended April 5, 2008. Revenues for the first quarter of 2008 totaled $975 million versus revenues of $1,079 million for the first quarter of 2007. The year over year change includes the approximate $100 million decrease related to the planned exit from certain moderate sportswear lines, which was substantially complete by December 31, 2007.

The Company reported earnings per share of $0.23 for the quarter, as compared with earnings per share of $0.44 in the same period last year. Excluding the effects of the sale of Barneys New York, which was completed in September 2007, and its related results, the impact of severance and other expenses related to the Company's strategic restructuring activities and certain other charges, adjusted earnings per share from continuing operations for the first quarter of 2008 were $0.37, as compared with $0.46 for the same period last year (as detailed in the accompanying schedule).

Wesley R. Card, Jones Apparel Group President and Chief Executive Officer, stated, "While first quarter results were in line with our expectations, we believe there is enhanced value to be realized in our businesses as we continue to pursue our operational improvements, enhance the overall appeal of our brands and pursue varied distribution channels. Results for the quarter reflect a continued challenging economic and retail environment, as well as a tough comparable quarter, with comparable store sales in our own stores down 8.7% for the quarter compared to 2007. During the quarter, we maintained tighter inventory controls; however markdown support to our retail partners was higher than during the first quarter of 2007 and our retail operations continued to trend negatively consistent with the overall retail climate."

Cash used by continuing operating activities during the quarter was $65 million, compared with cash used by continuing operations of $178 million in the prior year. The improvement in cash flow was largely driven by improved working capital management, the positive impact of exiting certain moderate sportswear lines and the absence of the final payment associated with the exiting of the Polo Jeans Company business.

John T. McClain, Jones Apparel Group Chief Financial Officer, commented, "Our financial position remains strong. We ended the quarter with $200 million of cash and $782 million of total debt, which is $303 million less debt than the prior year period. This translates into a debt to total capitalization ratio, net of cash, of 22.5%. We will continue to control our inventory levels and carefully review our spending throughout 2008."

Mr. McClain continued, "We have tempered our guidance for 2008, to match our retail customers' conservative plans for the back half of the year. Our updated guidance for 2008 full year adjusted earnings per share from continuing operations is a range of $1.20 to $1.35, compared with 2007 adjusted earnings per share from continuing operations of $1.26."

Mr. Card concluded, "We have taken, and continue to take, the necessary steps towards operational excellence, including streamlining our supply chain, distribution and technology infrastructure. The challenges of the overall environment, however, require us to remain cautious in our outlook for 2008. As we continue through the year, our focus remains on regaining our position as the best supplier of branded lifestyle apparel, fashion footwear and accessories."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.14 per share to all common stockholders of record as of May 16, 2008 for payment on May 30, 2008.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jny.com (under Investor Relations/Conference Schedule). The call will be recorded and made available through May 8, 2008 and may be accessed by dialing 877-344-7529. Enter account number 418192. A slide presentation will accompany the prepared remarks and has been posted with the webcast on the Company's website.

Presentation of Information in the Press Release

In an effort to provide investors with additional information regarding the Company's consolidated operating results as determined by generally accepted accounting principles (GAAP), the Company has also disclosed in this press release non-GAAP financial information regarding the effect on earnings per share from certain items and charges incurred in relation to the overall strategic review of operations, inclusive of the exit from certain moderate sportswear brands announced in May 2007, and the repositioning of l.e.i. as an exclusive product for Wal-Mart Stores, Inc. announced in February 2008. The Company believes that providing this further information will allow investors to better analyze its ongoing results. The Company has also provided a reconciliation of its GAAP results to adjusted results. The Company has not provided a reconciliation with respect to 2008 targeted earnings per share growth given that it is an estimate derived from projected results.

About Jones Apparel Group, Inc.
Jones Apparel Group, Inc. (www.jny.com) is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through its chain of specialty retail and value-based stores. The Company's nationally recognized brands include Jones New York, Nine West, Anne Klein, Gloria Vanderbilt, Kasper, Bandolino, Easy Spirit, Evan-Picone, l.e.i., Energie, Enzo Angiolini, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Albert Nipon and Le Suit. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation and footwear under the Dockers Women brand licensed from Levi Strauss & Co. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Evan-Picone, Anne Klein New York, Nine West, Gloria Vanderbilt and l.e.i., with select manufacturers of women's and men's products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Forward Looking Statements
Certain statements contained herein are "forward-looking statements"within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes,""expect,""plans,""intends,""anticipates"and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  the impact of changes in the market value of the Company's common stock on the final number and price of shares repurchased under the accelerated share repurchase agreement;
  those associated with the effect of national and regional economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  consolidation of the Company's retail customers;
  financial difficulties encountered by customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers;
  changes in the costs of raw materials, labor, advertising and transportation;
  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;
  the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products (while China has agreed to safeguard quota on certain classes of apparel products through 2008, political pressure will likely continue for restraint on importation of apparel);
  the Company's ability to successfully implement new operational and financial computer systems; and
  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions except per share data

	FIRST QUARTER
	2008		2007

Net sales	$ 963.4	98.8%	$ 1,064.5	98.7%
Licensing income	11.5	1.2%	12.2	1.1%
Service and other revenue	0.5	0.1%	1.8	0.2%

Total revenues	975.4	100.0%	1,078.5	100.0%
Cost of goods sold	654.7	67.1%	713.4	66.1%

Gross profit	320.7	32.9%	365.1	33.9%
SG&A expenses	280.8	28.8%	281.8	26.1%

Income from operations	39.9	4.1%	83.3	7.7%
Net interest expense and financing costs	(9.7)	(1.0%)	(14.3)	(1.3%)
Gain on sale on interest in Australian joint venture	0.3	0.0%	-	-
Equity in earnings of unconsolidated affiliates	-	-	0.6	0.1%

Income from continuing operations before taxes	30.5	3.1%	69.6	6.5%
Provision for income taxes	11.0	1.1%	25.2	2.3%

Income from continuing operations	19.5	2.0%	44.4	4.1%
Income from discontinued operations, net of tax	-	-	3.4	0.3%

Net income	$ 19.5	2.0%	$ 47.8	4.4%

Shares outstanding - diluted	85.4		109.1
Earnings per share - diluted
Income from continuing operations	$0.23		$0.41
Income from discontinued operations	-		$0.03
Net income	$0.23		$0.44

Percentages may not add due to rounding.

As required by the Securities and Exchange Commission Regulation G, the following table contains information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

All amounts in millions except per share data

	FIRST QUARTER
	2008	2007

Income from continuing operations (as reported)	$ 19.5	$ 44.4
Provision for income taxes	11.0	25.2
Items affecting segment income:
Severance and other expenses related to strategic review of operations, and certain other items (a)	18.7	9.9

Adjusted income from continuing operations before taxes	49.2	79.5
Adjusted provision for income taxes	17.7	29.0

Adjusted income from continuing operations	$ 31.5	$ 50.5

Earnings per share from continuing operations - diluted (as reported)	$0.23	$0.41
Provision for income taxes	0.13	0.23
Items affecting segment income:
Severance and other expenses related to strategic review of operations, and certain other items (a)	0.22	0.09

Adjusted income from continuing operations before taxes	0.58	0.73
Adjusted provision for income taxes	0.21	0.27

Adjusted earnings per share from continuing operations - diluted	$0.37	$0.46

Breakdown of items affecting segment revenue by segment:
Wholesale better apparel	$ -	$ -
Wholesale jeanswear	6.9	-
Wholesale footwear and accessories	-	-
Retail	-	-
Licensing, other & eliminations	-	-

Total	$ 6.9	$ -

Breakdown of items affecting segment income by segment:
Wholesale better apparel	$ (0.8)	$ 7.4
Wholesale jeanswear	16.4	1.3
Wholesale footwear and accessories	1.9	0.4
Retail	0.3	0.4
Licensing, other & eliminations	0.9	0.4

Total	$ 18.7	$ 9.9

Adjusted segment margins
Wholesale better apparel	15.8%	18.0%
Wholesale jeanswear	9.1%	8.2%
Wholesale footwear and accessories	9.0%	12.6%
Retail	(15.4%)	(10.5%)

Total	6.0%	8.6%

(a)	Represents certain items and charges incurred in relation to the overall strategic review of operations, inclusive of the exit from certain moderate sportswear brands announced in May 2007 and the repositioning of l.e.i. as an exclusive Wal-Mart product announced in February 2008.

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions

	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended April 5, 2008
Revenues from external customers	$ 331.5	$ 220.6	$ 252.5	$ 158.9	$ 11.9	$ 975.4
Intersegment revenues	39.8	1.1	20.4	-	(61.3)	-

Total revenues	371.3	221.7	272.9	158.9	(49.4)	975.4

Segment income (loss)	$ 59.3	$ 4.4	$ 22.6	$ (24.8)	$ (21.6)	39.9

Segment margin	16.0%	2.0%	8.3%	(15.6%)		4.1%
Net interest expense						(9.7)
Gain on sale of interest in Australian joint venture						0.3

Income from continuing operations before provision for income taxes						$ 30.5

Segment revenues	$ 371.3	$ 221.7	$ 272.9	$ 158.9	$ (49.4)	$ 975.4
Adjustments affecting segment revenues	-	6.9	-	-	-	6.9

Adjusted segment revenues	$ 371.3	$ 228.6	$ 272.9	$ 158.9	$ (49.4)	$ 982.3

Segment income (loss)	$ 59.3	$ 4.4	$ 22.6	$ (24.8)	$ (21.6)	$ 39.9
Adjustments affecting segment income	(0.8)	16.4	1.9	0.3	0.9	18.7

Adjusted segment income (loss)	$ 58.5	$ 20.8	$ 24.5	$ (24.5)	$ (20.7)	$ 58.6

Adjusted segment margin	15.8%	9.1%	9.0%	(15.4%)		6.0%

For the fiscal quarter ended April 7, 2007
Revenues from external customers	$ 339.9	$ 305.0	$ 249.2	$ 171.9	$ 12.5	$ 1,078.5
Intersegment revenues	43.1	3.0	17.1	-	(63.2)	-

Total revenues	383.0	308.0	266.3	171.9	(50.7)	1,078.5

Segment income (loss)	$ 61.6	$ 24.1	$ 33.1	$ (18.5)	$ (17.0)	83.3

	16.1%	7.8%	12.4%	(10.8%)		7.7%
Net interest expense						(14.3)
Equity in earnings of unconsolidated affiliates						0.6

Income from continuing operations before provision for income taxes						$ 69.6

Segment revenues	$ 383.0	$ 308.0	$ 266.3	$ 171.9	$ (50.7)	$ 1,078.5
Adjustments affecting segment revenues	-	-	-	-	-	-

Adjusted segment revenues	$ 383.0	$ 308.0	$ 266.3	$ 171.9	$ (50.7)	$ 1,078.5

Segment income (loss)	$ 61.6	$ 24.1	$ 33.1	$ (18.5)	$ (17.0)	$ 83.3
Adjustments affecting segment income	7.4	1.3	0.4	0.4	0.4	9.9

Adjusted segment income	$ 69.0	$ 25.4	$ 33.5	$ (18.1)	$ (16.6)	$ 93.2

Adjusted segment margin	18.0%	8.2%	12.6%	(10.5%)		8.6%

JONES APPAREL GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions

	April 5, 2008	April 7, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 199.6	$ 40.0
Accounts receivable, net of allowances of $39.8 and $39.9 for doubtful accounts, discounts, returns and co-op advertising	491.7	527.0
Inventories	464.6	536.8
Assets held for sale	-	627.5
Prepaid income taxes	6.7	-
Deferred taxes	30.4	55.1
Other current assets	51.3	68.6

TOTAL CURRENT ASSETS	1,244.3	1,855.0
Property, plant and equipment, at cost, less accumulated depreciation and amortization	314.6	272.7
Goodwill	973.9	1,051.9
Other intangibles, less accumulated amortization	617.4	707.8
Other assets	38.2	52.8

	$ 3,188.4	$ 3,940.2

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$ -	$ 303.0
Current portion of capital lease obligations	4.6	3.4
Accounts payable	178.3	184.8
Liabilities related to assets held for sale	-	160.5
Income taxes payable	21.1	34.4
Accrued expenses and other current liabilities	132.7	129.9

TOTAL CURRENT LIABILITIES	336.7	816.0

NONCURRENT LIABILITIES:
Long-term debt and obligation under capital leases	776.8	778.2
Deferred taxes	4.0	12.5
Other	62.3	76.0

TOTAL NONCURRENT LIABILITIES	843.1	866.7

TOTAL LIABILITIES	1,179.8	1,682.7

STOCKHOLDERS' EQUITY	2,008.6	2,257.5

	$ 3,188.4	$ 3,940.2

JONES APPAREL GROUP, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions

		Fiscal Quarter Ended
		April 5, 2008	April 7, 2007

	CASH FLOWS FROM OPERATING ACTIVITIES:
	Net income	$ 19.5	$ 47.8
Less:	Income from discontinued operations	-	(3.4)

	Income from continuing operations	19.5	44.4

	Adjustments to reconcile income from continuing operations to net cash used in operating activities:
	Amortization expense in connection with employee stock options and restricted stock	6.9	5.4
	Depreciation and amortization	21.8	18.7
	Gain on sale of interest in Australian joint venture	(0.3)	-
	Equity in earnings of unconsolidated affiliates	-	(0.6)
	Provision for losses on accounts receivable	0.3	-
	Deferred taxes	8.6	4.0
	Other items, net	(0.6)	0.3
	Changes in operating assets and liabilities:
	Accounts receivable	(155.3)	(169.0)
	Inventories	59.3	(5.8)
	Prepaid expenses and other current assets	14.1	(1.7)
	Other assets	(1.1)	-
	Accounts payable	(45.0)	(93.2)
	Income taxes payable/prepaid income taxes	24.2	23.1
	Accrued expenses and other current liabilities	(13.2)	(6.3)
	Other liabilities	(4.2)	2.4

	Total adjustments	(84.5)	(222.7)

	Net cash used in operating activities of continuing operations	(65.0)	(178.3)
	Net cash used in operating activities of discontinued operations	-	(6.0)

	Net cash used in operating activities	(65.0)	(184.3)

	CASH FLOWS FROM INVESTING ACTIVITIES:
	Capital expenditures	(22.5)	(18.2)
	Other	0.3	0.1

	Net cash used in investing activities of continuing operations	(22.2)	(18.1)
	Net cash used in investing activities of discontinued operations		(11.9)

	Net cash used in investing activities	(22.2)	(30.0)

	CASH FLOWS FROM FINANCING ACTIVITIES:
	Net borrowings under credit facilities	-	203.0
	Proceeds from exercise of employee stock options	-	5.9
	Dividends paid	(12.0)	(15.2)
	Net cash advances to discontinued operations	-	(21.5)
	Principal payments on capital leases	(1.2)	(0.9)
	Excess tax benefits from share-based payment arrangements	(1.3)	0.6

	Net cash (used in) provided by financing activities of continuing operations	(14.5)	171.9
	Net cash provided by financing activities of discontinued operations	-	17.8

	Net cash (used in) provided by financing activities	(14.5)	189.7

	EFFECT OF EXCHANGE RATES ON CASH	(1.5)	0.2

	NET DECREASE IN CASH AND CASH EQUIVALENTS	(103.2)	(24.4)
	CASH AND CASH EQUIVALENTS, BEGINNING, including $7.2 reported under assets held for sale in 2007	302.8	71.5

	CASH AND CASH EQUIVALENTS, ENDING, including $7.1 reported under assets held for sale in 2007	$ 199.6	$ 47.1